--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DECEMBER 27, 2001                                                   0-31267
     ---------------------------------------------------------                         -------------------------
          Date of Report (Date of earliest event reported)                               Commission File Number


                          PONCA ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

                               NEVADA                                                           91-2048019
     -------------------------------------------------------------               --------------------------------------
     (State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification Number)


                                  5 WICKS LANE
                            WILTON, CONNECTICUT 06897
           ----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (203) 858-9951
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On December 29, 2002, the then sole shareholder, officer and director, Peter R. Goss of Ponca Acquisition Corporation ("Ponca/Company") appointed Henry J. Boucher, Jr. as a Director of Ponca and entered into an employment agreement with Mr. Boucher to serve as Ponca's President and Secretary. Thereafter, effective as of the closing of business on December 29, 2002, Mr. Goss resigned as the Company's sole officer but remained a Director of the Company. Subsequently, on April 20, 2002, the Directors appointed James R. Edwards as a Director of the Company and effective as of the closing of business on April 20, 2002, Mr. Goss resigned as a Director. Mr. Goss' resignation did not involve any disagreement with the Company on any matter related to Ponca's operations, policies or practices.

Between January 31, 2002 and April 7, 2002, Mr. Goss, Ponca's then sole stockholder sold all of his Ponca common stock totaling 500,000 shares to five persons. Based on information provided by Mr. Goss to Ponca, each of the persons is an accredited investor.

Upon completing the events described above, a change of control of Ponca resulted.

BENEFICIAL OWNERSHIP

The following table shows the Ponca Common Stock owned beneficially by (i) each of our Executive Officers, (ii) each of our current Directors, (iii) all Executive Officers and Directors as a group, and (iv) each person known by us to be the beneficial owner of more than five percent of our Common Stock, as of July 31, 2002. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you beneficially own Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share the power to vote the stock, or sell it) the right to acquire it within 60 days. Except as disclosed in the footnotes below, each of the Executive Officers and Directors listed have sole voting and investment power over his shares. As of September 9, 2002, there were 600,000 shares of Common Stock issued and outstanding and six holders of record. As of September 9, 2002 there were no Preferred Stock issued and outstanding.

        NAME (1)                         CURRENT TITLE                 SHARES BENEFICIALLY      PERCENT
       --------                         -------------                  --------------------     --------
                                                                               OWNED            OF CLASS
                                                                               -----            --------
Henry J. Boucher, Jr.                   President, Director                  476,000(2)          79.3%

James R. Edwards                        Director                                 0                 0
                                                                             476,000(2)          79.3%
All Current Officers and Directors as
a Group (two persons)
                                                                             476,000(2)          79.3%
Mentus Consulting, LLC

161 Street and River, LLC                                                                         9.5%
8910 University Center Lane                                                   57,000
San Diego, CA  92122

Baseball Cathedral LLC                                                                            9.5%
6435 Muirlands Drive                                                          57,000
La Jolla, CA 92037

(1) Unless otherwise specifically noted, all addresses are care of the Company at 5 Wicks Lane, Wilton, Connecticut.

(2) Individually, Mr. Boucher owns 164,000 shares of common stock, representing 27.3% of the currently issued and outstanding common stock. Mr. Boucher is the sole member and sole manager of Mentus Consulting, LLC which owns 312,000 shares of Ponca common stock, representing 52% of the issued and outstanding common stock..

PONCA'S MANAGEMENT

The following table sets forth certain information regarding the members of Ponca's Board of Directors and its executive officers as of June 6, 2002:

Name                               Age            Position
----                               ---            --------
Henry Boucher, Jr.                  55            President,
Director
James R. Edwards                    50            Director

Our directors have been elected to serve until the next annual meeting of Ponca's stockholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. Ponca's Certificate of Incorporation provides that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Director vacancies are filled by election by a majority vote of the remaining directors. Ponca's executive officers are appointed by and serve at the discretion of the Board of Directors.

Each biography of our current officers and directors are as follows:

HENRY J. BOUCHER, JR., PRESIDENT AND DIRECTOR: Mr. Boucher has served as President as a Director of the Company since December 29, 2001. Mr. Boucher is also a member of the Board of Directors of Hand Brand Distribution, Inc. and the President and a Director of Borough Corporation. He received his M.S. in economics from South Dakota State University in 1972. From 1992 to June 1999, he was a Vice President of Mercer Management Consulting, a subsidiary of Marsh McLennan, an insurance brokerage firm. Prior to joining Mercer, Mr. Boucher was a partner with the accounting firm of Coopers and Lybrand (now PriceWaterhouse Coopers). From June 1999 to July 2000, Mr. Boucher was a partner with Arthur Andersen. He joined Business Edge Solutions, where he was a Vice President until December 2000. From January 2001, Mr. Boucher has been a principal of Mentus Consulting LLC.

JAMES R. EDWARDS, DIRECTOR: Mr. Edwards has served as a Director of the Company since April 20, 2002. He has been the Vice President, General Counsel and Secretary of Wireless Knowledge, Inc., a telecommunications company since March 2002. From April 2000 to March 2002, he served as the Vice President, General Counsel and Secretary and Vice President of Finance & Administrative for Vapotronics, Inc., a medical device company. From March 1987 to April 2000, he was the Vice President, General Counsel and Secretary of General Atomics, a medical device company.

ITEM 5.  OTHER EVENTS.

EMPLOYMENT AGREEMENT WITH HENRY J. BOUCHER JR.

Effective December 29, 2002, the Company entered into an employment agreement with Henry J. Boucher, Jr. to serve as its President. In consideration for his services, Mr. Boucher will receive a monthly salary of $10,000. Mr. Boucher's employment may be terminated for cause at anytime and within 30 days without cause. He is subject to non-disclosure and non-compete provisions.

MEMORANDUM OF UNDERSTANDING WITH THE SHAREHOLDERS OF INTERNATIONAL WHOLESALE TILE, INC.

On January 5, 2002, the Company entered into a Memorandum of Understanding with the three shareholders of International Wholesale Tile, Inc. ("IWT") to acquire 100% of the outstanding stock of IWT. In exchange for the IWT shares, the three shareholders will receive an aggregate of 83% of the outstanding common stock of Ponca as of the date of closing. As a condition to closing, Ponca has entered into a letter of intent to secure a private equity line of credit facility in the principal amount of up to $30.0 million. The closing of the transaction is also subject to the approval of IWT's lender, Congress Financial Corporation (Florida). Ponca believes that the closing will occur as of September 30, 2002, however it makes no assurances the closing will occur when anticipated.

INTERNATIONAL WHOLESALE TILE, INC.

IWT is a ceramic tile and marble wholesaler that supplies over 2,000 retail customers. IWT is a Florida corporation organized in May 1994 and currently operates from an 80,000 square foot facility in Palm City, Florida. IWT's customer base consists of retail flooring dealers, lumberyards, home centers, regional distributors, and national buying groups. IWT currently has 65 employees with 15 salespeople currently servicing customers in the southeastern United States by cut orders and pallets. Customers outside this distribution area are serviced by purchasing full pallets and truckloads.

IWT believes that it purchases the best material available direct from manufacturers throughout the world and markets its goods to customers by providing custom sample displays produced in IWT's shop. In May 2001 IWT introduced its proprietary brand Tesorotm that is a collection of porcelain tiles and decorative inserts, borders, and accents that will be marketed throughout the United States.

IWT believes that it has built its reputation by supplying quality products with outstanding customer service at competitive prices. IWT also stays up to date with the newest styles and trends. It also strives to introduce high quality new products to the marketplace as soon as practicable. IWT also believes that it has built confidence and loyalty among their customers by distributing its products only on a wholesale level and not selling direct to the consumer.

IWT will be moving to their new 146,000 square foot facility the first quarter of 2003, which will enable them to stock more product for future growth. IWT also hopes to increase their business with the home centers and with regional stocking distributors by expanding the Tesorotm line of products and by building the Tesorotm brand awareness. Through Ponca, IWT also intends to further grow by acquisitions or mergers with existing regional distributors, as well as by opening other distribution points in new targeted markets that will be serviced from their current location by increasing their sales force in those states.

ADOPTION OF THE 2001 PONCA STOCK INCENTIVE PLAN.

On December 27, 2001, our then sole Director recommended approving the 2001 Ponca Stock Incentive Plan (the "Plan") to our then sole stockholder, who, on December 27, 2001, approved the Plan. Below is a summary of the Plan:

We believe that the Plan satisfies our objective of enhancing our profitability and value for the benefit of our stockholders by enabling us to offer our eligible employees, consultants and our affiliates stock-based incentives in us. We believe that this will help to create a means to raise the level of stock ownership by these individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

Under the Plan, we may grant "non-qualified" and incentive stock options to purchase, and restricted stock (collectively, the "Awards"). The aggregate maximum number of shares for which Awards may be issued under the Plan will be
4.0 million shares of common stock. The Plan does provide for equitable adjustment of the number of shares subject to the Plan and the number of shares of each subsequent award of stock and of the unexercised portion of the stock option award described below in the event of a change in our capitalization due to a stock split, stock dividend recapitalization, merger or similar event. Other than with regard to incentive stock options, the number of shares that may be delivered under the Plan will be determined after giving effect to the use by a participant of the right, if granted, to cause the Company to withhold from the shares of common stock otherwise deliverable to him or her upon the exercise of an Award for shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise.

The authority to control and manage the operation and administration of the Plan is vested in a committee appointed by the Board of Directors from time to time. The Plan is administered by a committee or subcommittee of the Board of Directors (the "Committee") which consists of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3 and, to the extent required by section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), an "outside director" as defined under section 162(m) of the Code. Currently, the Compensation Committee appointed by our Board of Directors serves as the Committee. With regard to grants of non-qualified stock options to non-employee directors, the Board of Directors serves as the Committee.

The Committee has discretion

oto determine the types, terms and conditions of all Awards, including exercise price or purchase price (if any), performance goals, and other earn-out and/or vesting contingencies and acceleration provisions,

o to adopt, alter or repeal administrative rules, guidelines and practices (including special guidelines for non-U.S. employees),

o to delegate administrative responsibilities,

o to construe and interpret the terms of the Plan and any agreements evidencing Awards granted.

The Committee, in its sole discretion, may grant stock options and restricted stock to our employees and consultants, our subsidiary corporations or parent corporations. Participants will be selected on the basis of demonstrated ability to contribute substantially to us. Our Board has authority to grant stock options to non-employee directors according to the Plan. All awards are subject to the terms of a written agreement between the participant and us.

The awards granted under the Plan may be either incentive stock options or non-qualified stock options or restricted stock awards. The maximum number of shares of Common Stock subject to any award of stock options or shares of Restricted Stock is 100,000.

The vesting schedule for any option granted under the Plan, will be determined by the Board of Directors or the Committee and will be set forth in a specific option agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The Committee has the right to accelerate the exercisability of any option.

Incentive Stock Options

Stock options qualify as "incentive stock options" ("ISOs") if they meet the requirements of Section 422 of the Internal Revenue Code. Incentive stock options ("ISOs") may only be granted to our employees and our affiliates and any person holding our capital stock or any affiliate possessing more than 10% of the total combined voting power of all classes of our capital stock or any affiliate will not be eligible to receive ISOs unless the exercise price per share is at least 110% of the fair market value of the stock on the date the option is granted. Each ISO granted pursuant to the Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's guardian or legal representative.

Non-Qualified Stock Options

Non-qualified stock options may be granted to employees or to directors who are neither officers nor employees of us, to consultants and to other persons who provide services to our affiliates and us. Stock options are non-qualified stock options if they do not meet the requirements for ISOs.

Restricted Stock

The Committee may grant shares of restricted stock, which is an award of shares of common stock that is subject to the attainment of pre-established performance goals and other conditions, restrictions and contingencies as the Committee determines. Awards of restricted stock may be granted solely to participants who are our employees or consultants, or any of its subsidiaries or parent corporations. Unless otherwise determined by the Committee at the time of the grant, each award of restricted Stock will provide that if the participant engages in detrimental activities (as defined in the Plan) prior to, or during the one year period after, any vesting of restricted Stock, the Committee may direct (at any times within two years thereafter) that all unvested Restricted Stock be immediately forfeited to us and that the participant will pay us an amount equal to the fair market value at the time of vesting of any restricted stock that has vested in the period referred to above. (This does not apply upon a Change of Control). The Committee will fix the purchase price of the Restricted Stock.

Awards of restricted stock must be accepted within 90 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a Restricted Stock Award agreement and paying whatever price (if any) the Committee designates. Additionally, recipients of restricted stock are required to enter into a restricted stock agreement, which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of objective performance goals, and such other factors as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions at any time. A participant who receives an Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such Award.

Awards of restricted stock may be intended to satisfy Section 162(m) of the Code. Under the Plan, an Award of restricted stock may be conditioned upon or subject to the attainment of performance goals. These performance goals will be based on one or more of the objective criteria with regard to us (or any subsidiary corporation, parent corporation, division, or other operational unit of ours) as described in the Plan.

All options will lapse on the expiration of the option terms specified by the Committee in a certificate evidencing such option, but in no event will non-qualified or incentive stock options be exercisable after the expiration of 10 years from the date such option is granted (five years for participants who own more than 10% of the total combined voting power of all classes of the stock of ours, our corporations or our parent corporations).

The exercise price per share of Common Stock subject to an Incentive Stock Option or a Stock Option intended to be "performance-based" for purposes of
Section 162(m) of the Code shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the shares of Common Stock at the time of grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, the exercise price shall be no less than 110% of the fair market value of the Common Stock. The Committee will determine the exercise price per share of Common Stock subject to a non-qualified stock option.

To the extent that the aggregate fair market value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of ours or any of our subsidiaries or parent corporations exceeds $100,000, such options shall be treated as non-qualified stock options. In addition, if an employee does not remain employed by us or any of our subsidiary or parent corporations at all times from the time an ISO is granted until three months prior to the date of exercise (or such other period as required by applicable law), such option shall be treated as a non-qualified stock option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of our stockholders.

Payment of the purchase price is by (i) cash, (ii) check, or (iii) such other consideration as the Plan Administrators, in their sole discretion, determine and is consistent with the Plan's purpose and applicable law, or (iv) any combination of the foregoing.

Upon the award of Restricted Stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote those shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender those shares.

Optionees do not have stockholder rights (e.g., right to vote and receive dividends) until they exercise their option and receive shares of Common Stock.

Each stock option expires and is no longer exercisable on the dates that the Plan administrators determine when the options are granted. Stock options can also be terminated under certain circumstances following a "Change of Control".

According to our Plan, a "Change of Control" occurs if

o We are dissolved or liquidated,

o We are reorganized, merged or consolidated with one or more corporations where we are not the surviving entity, or

o We transfer substantially all of our property or more than 80% of our then outstanding shares to another corporation not controlled by our stockholders.

Upon a Change of Control, the Plan and any outstanding options will terminate unless we provide for the Plan to be assumed and continued with our options either assumed or replaced with substitute options covering the shares of a successor corporation. If no provision is made for Plan continuation, we will give all option holders advance written notice of the Change of Control, all options will become fully exercisable and the option holders will then have 30 days to exercise their options.

If our corporate structure changes or if our shares change (i.e. if we recapitalize, our stock splits, we consolidate, we undertake a rights offering, or we issue a stock dividend), the Plan administrators will make appropriate adjustments to the number or class of shares which may be distributed under the Plan and the option price or other price of shares subject to the outstanding awards under the Plan in order to maintain the purpose of the original grant.

The following discussion of the federal income tax consequences of the granting and exercise of stock options under the Restated Plan, and the sale of common stock acquired as a result thereof is based on an analysis of the Code, existing laws, judicial decisions, and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, a participant may also be subject to state, local, estate and gift tax consequences, none of which is described below. This discussion is limited to the U.S. federal income tax consequences to individuals, who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.
------------------------

Neither the grant nor, provided the holding periods described below are satisfied, the exercise of an incentive stock option will result in taxable income, to a participant or a tax deduction for us. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired upon exercise of an incentive stock option (determined at the time the option is exercised) and the exercise price for such shares will be considered part of the participant's income.

If the applicable holding periods described below are satisfied, the sale of shares of common stock purchased upon the exercise of an incentive stock option will result in capital gain or loss to the participant and will not result in a tax deduction to us. To receive the foregoing incentive stock option tax treatment as to the shares acquired upon exercise of an incentive stock option, a participant must hold such shares for at least two years following the date the incentive stock option is granted and for one year following the date of the exercise of the incentive stock option. In addition, a participant generally must be an employee of ours (or a subsidiary corporation or parent corporation of ours) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option that is equal to the lesser of othe fair market value of the shares on the date of exercise minus the exercise price, or othe amount realized on the disposition minus the exercise price,

will be treated as ordinary compensation income in the taxable year of the disposition of the shares, with any remaining gain being treated as capital gain. If the holding periods are not satisfied, we will generally be entitled to a tax deduction equal to the amount of such ordinary income included in the participant's taxable income, subject to Section 162(m) of the Code.

Non-Qualified Stock Options.
----------------------------

A participant will recognize no taxable income at the time a non-qualified stock option is granted to him or her.

A participant will recognize ordinary compensation income at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares purchased by the optionee over the exercise price for such shares. Other than with regard to non-employee directors, this ordinary compensation income will also constitute wages subject to income tax withholding under the Code and we will require the participant to make suitable arrangements to ensure that the participant remits to us an amount sufficient to satisfy all tax withholding requirements.

We will generally be entitled to a deduction for federal income tax purposes at such time and in the same amount as the amount includable in the participant's ordinary income in connection with his or her exercise of a non-qualified stock option, subject to Section 162(m) described herein.

Upon a participant's subsequent sale or other disposition of shares purchased on exercise of a non-qualified stock option, the participant will recognize capital gain or loss (which may be short-term or long-term depending upon the participant's holding period) on the difference between the amount realized on such sale or other disposition and the participant's tax basis in the shares sold. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price for such shares and the amount includable in the participant's income with respect to such exercise and acquisition of the shares.

All Stock Options.
-----------------

The following considerations may also apply to grants of non-qualified stock options and/or incentive stock options:

o Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options,

o Any entitlement to a tax deduction on the part of us is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding a $1,000,000 limitation on deductible compensation), and

o In the event that the exercisability or vesting of any stock option is accelerated because of a change in control, payments relating to the stock option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes.

In general, Section 162(m) of the tax code does not allow a publicly held corporation like us, for federal income tax purposes, to deduct compensation in excess of $1.0 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to specific exceptions. Our Plan does not currently qualify for the exceptions and is therefore subject to the limitations of Section 162(m).

Options may not be sold, assigned, transferred, pledged or encumbered, except by will or by the laws of descent and distribution. The optionee may only exercise an option during his or her lifetime or his or her estate, for a period of time after the optionee's death.

Generally, our Board of Directors or the Committee have the power to amend, terminate or suspend all or any portion of the Plan without stockholder approval. However, no amendment may impair an existing award or alter the rights of a recipient of options already granted under the Plan without the recipient's consent. Additionally, the Board of Directors may not, without further approval of our stockholders, according to California Law, solely to the extent required by the applicable provisions of Rule 16b-3, Section 162(m) or 422 of the Code, or the rules of any applicable exchange:

o Increase the aggregate number of shares of Common Stock that may be issued under this Plan,

o Increase the maximum individual Participant limitations for a fiscal year,

o Change the classification of employees, Consultants or Non-Employee Directors eligible to receive Awards under this Plan,

o Decrease the minimum option price of any Stock Option,

o Extend the maximum Stock Option period,

o Materially alter the Performance Criteria for the Award of Restricted Stock, or

o Make any other amendment that would require stockholder approval under the rules of any exchange or system on which our securities are listed or traded.

Unless terminated by the Board of Directors earlier, the Plan shall terminate on the earlier of December 31, 2012 or ten years after the date the Plan is effective.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

 (c)     Exhibits

3.1      Articles of Incorporation(1)
3.2      Bylaws(1)
3.3      Specimen Stock Certificate(1)
10.1     Agreement with Peter Goss(1)
10.2     Shareholders Agreement(1)
10.3     2001 Ponca Acquisition Corporation Stock Incentive Plan.*
10.4 Employment Agreement between Ponca Acquisition Corporation and Henry Jr. Boucher, Jr. dated as of December 29, 2002.*
10.5 Memorandum of Understanding between Ponca Acquisition Corporation and the shareholders of International Wholesale Tile, Inc.*

*Filed with this Form 8-K.

(1) Filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2002           PONCA ACQUISITION CORPORATION.


                                    /s/ Henry J. Boucher, Jr., President
                                    ------------------------------------
                                    By: Henry J. Boucher, Jr., President